                                                          EXHIBIT 99.(d)(ii)(cc)


                              ASSUMPTION AGREEMENT

AGREEMENT made as of March __, 2003 between GOLDMAN, SACHS & CO. ("GS&Co.") and GOLDMAN SACHS ASSET MANAGEMENT, L.P. ("GSAM LP"), each a wholly-owned direct and indirect subsidiary of THE GOLDMAN SACHS GROUP, INC.

                  WHEREAS, American AAdvantage Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

                  WHEREAS, GS&Co. has been previously appointed as sub-investment adviser to the Large Cap Growth Fund (the "Portfolio") of the Trust pursuant to an Investment Advisory Agreement with AMR Investment Services, Inc. dated July 31, 2000 (the "Investment Advisory Agreement"); and

                  WHEREAS, GS&Co. and GSAM LP intend that GSAM LP act as sub-investment adviser with respect to the Portfolio pursuant to the Investment Advisory Agreement.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

         1. GSAM LP hereby assumes all rights and obligations of GS&Co. under the Investment Advisory Agreement with respect to the Portfolio.

         2. GS&Co. and GSAM LP hereby represent that after the assumption referred to above: (a) the management personnel of GS&Co. responsible for providing sub-investment advisory services to the Portfolio under the Investment Advisory Agreement, including the portfolio managers and the supervisory personnel, will provide the same services for the Portfolio as officers or employees of GSAM LP; and (b) both GS&Co. and GSAM LP will be wholly-owned direct and indirect subsidiaries of The Goldman Sachs Group, Inc. Consequently, GS&Co. and GSAM LP believe that the assumption effected by this Agreement does not involve a change in actual control or actual management with respect to the sub-investment adviser for the Portfolio.

         3. GSAM LP is hereby bound by all of the terms of the Investment Advisory Agreement, which will continue in full force and effect with respect to GSAM LP.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their officers designated below as of the day and year first above written.



Attest:                                       GOLDMAN, SACHS & CO.
        ----------------------


                                              By:
                                                  ------------------------------
                                                       (Authorized Officer)

                                              Name:       Amy E. Curran
                                                    ----------------------------

                                              Title:      Vice President
                                                    ----------------------------


Attest:                                       GOLDMAN SACHS ASSET
        ----------------------                MANAGEMENT, L.P.


                                              By:
                                                  ------------------------------
                                                       (Authorized Officer)

                                              Name:        Howard Surloff
                                                  ------------------------------

                                              Title:    Authorized Signatory
                                                  ------------------------------



Acknowledged and Accepted as of the Date
First Set Forth Above:

AMR INVESTMENT SERVICES, INC.


By:
    ------------------------------
Name:
      ----------------------------
Title:
       ---------------------------


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